UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 23, 2022, Angel Oak Mortgage, Inc. (the “Company”) and its subsidiary (the “Subsidiary”) entered into an Omnibus Amendment and Supplemental Agreement (the “Amendment”) with Barclays Bank PLC (“Barclays”) relating to the Subsidiary’s financing facility with Barclays, which amended the Master Repurchase Agreement dated September 20, 2021, among the Company, the Subsidiary, and Barclays. Pursuant to the Amendment, the termination date of the financing facility is extended from September 20, 2022 to September 30, 2022. Furthermore, an additional margin account is required, and from and after August 23, 2022, the Company and Barclays will not enter into any new financing transactions.

A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference. In accordance with item 601(b)(10) of Regulation S-K, certain private or confidential items have been redacted from the filed copy of the Amendment.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 10.1*    Omnibus Amendment and Supplemental Agreement among Angel Oak Mortgage, Inc., Peachtree Mortgage SPV, LLC, and Barclays Bank PLC, dated August 23, 2022

Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer